EXHIBIT B


            ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                        BALANCE SHEET
                         (UNAUDITED)


                                             At December 31, 1995
                                             --------------------
CURRENT ASSETS
     Cash                                         $  738,350
     Accounts Receivable                           4,460,222
     Inventory                                       196,506
                                                  ----------
     Total Current Assets                          5,395,078
                                                  ----------

PROPERTY & EQUIPMENT                                  28,812
                                                  ----------
     TOTAL ASSETS                                 $5,423,890
                                                  ==========


CURRENT LIABILITIES
     Gas Purchase Payable                         $4,858,127
     Transportation Payable                           69,036
                                                  ----------
     Total Current Liabilities                     4,927,163
                                                  ----------
     TOTAL LIABILITIES                             4,927,163
                                                  ----------


EQUITY
     Contributed Capital - Hub Services, Inc.        375,518
     Contributed Capital - Leidy Hub, Inc.           121,209
                                                  ----------
     Total Equity                                    496,727
                                                  ----------


     TOTAL LIABILITIES & EQUITY                   $5,423,890
                                                  ==========